As filed with the Securities and Exchange Commission on April 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3009869
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

6272 W. 91st Ave. Westminster, Colorado	80031
(Address of Principal Executive Offices)	(Zip Code)

TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan

TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan

(Full Title of the Plan)

Mary Szela

Chief Executive Officer

6272 W. 91st Ave.

Westminster, Colorado 80031

(Name and address of agent for service)

Tel: (303) 426 -1222

(Telephone number, including area code, of agent for service)

Copy to:

Matt Browne

Carlos Ramirez

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the registrant on Form S-8 relating to the same employee benefit plans is effective.

The registrant previously registered shares of its Common Stock for issuance under the registrant’s 2023 Equity Incentive Plan (the “2023 EIP”) and 2023 Employee Stock Purchase Plan (the “2023 ESPP”) under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2023 (File No. 333-275009). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are hereby incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

(a)    the registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on April 11, 2024;

(b)    the registrant’s Current Reports on Form 8-K filed with the Commission on January 25, 2024 and March 12, 2024; and

(c)     the description of the Registrant’s securities contained in the Registration Statement on Form 8-A filed with the Commission on December 16, 2020, as updated by Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 16, 2023, as well as any additional amendments or reports filed with the Commission for the purpose of updating the description.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of TriSalus Life Sciences, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 16, 2023).
4.2	Amended and Restated Bylaws of TriSalus Life Sciences, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 16, 2023).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 16, 2023).
5.1*	Opinion of Cooley LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
99.1	TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed on August 16, 2023).
99.2	TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed on August 16, 2023).
99.3	Form of Stock Option Grant Notice and Form of Stock Option Agreement under 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed on August 16, 2023).
99.4	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed on August 16, 2023).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on April 11, 2024.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Mary Szela
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mary Szela and Sean Murphy, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary Szela	Chief Executive Officer and Director	April 11, 2024
Mary Szela	(Principal Executive Officer)

/s/ Sean Murphy	Chief Financial Officer and Director	April 11, 2024
Sean Murphy	(Principal Financial and Accounting Officer)

/s/ Mats Wahlström	Chairman of the Board of Directors	April 11, 2024
Mats Wahlström

/s/ Arjun Desai	Director	April 11, 2024
Arjun Desai

/s/ Andrew von Eschenbach	Director	April 11, 2024
Andrew von Eschenbach

/s/ Kerry Hicks	Director	April 11, 2024
Kerry Hicks

/s/ George Kelly Martin	Director	April 11, 2024
George Kelly Martin

/s/ David J. Matlin	Director	April 11, 2024
David J. Matlin

/s/ Anil Singhal	Director	April 11, 2024
Anil Singhal